UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2013

______________

Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
______________

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  - Corporate Governance and Management

Item  5.07.  Submission of Matters to a Vote of Security Holders

(a)	On May 1, 2013, the Company held its Annual Meeting of Stockholders (“Annual Meeting").

(b)	The following items of business were voted upon by stockholders at the Annual Meeting:

(i) A proposal to elect the directors listed below for a one year term ending in 2013 and until their successors are duly elected and qualified was approved with the following vote:

Director	For	Against	Withheld	Broker Non-votes
Joseph A. Boshart	25,559,658	0	1,589,246	2,093,970
Emil Hensel	25,255,914	0	1,892,990	2,093,970
W. Larry Cash	25,562,009	0	1,586,895	2,093,970
Thomas C. Dircks	25,475,683	0	1,673,221	2,093,970
Gale Fitzgerald	25,358,582	0	1,790,322	2,093,970
William J. Grubbs	26,404,782	0	744,122	2,093,970
Richard M. Mastaler	26,596,518	0	552,386	2,093,970
Joseph Trunfio	26,503,745	0	645,159	2,093,970

(ii)	To re-approve the Code Section 162(m) performance goals under the Company’s 2007 Stock Incentive Plan

For	Against	Abstentions	Broker Non-Votes
26,892,863	255,541	500	2,093,970

(iii)	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
28,912,889	329,585	400	0

(iv)	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
26,799,995	345,170	3,739	2,093,970

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ Emil Hensel
Emil Hensel Chief Financial Officer

Dated:  May 5, 2013